Exhibit 23.2

John T. Boyd Company

Mining and Geological Consultants

Chairman

James W. Boyd

President and CEO

John T. Boyd II

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Robert J. Farmer

Jisheng (Jason) Han

John L. Weiss

Michael F. Wick

William P. Wolf

Managing Director - Australia

Jacques G. Steenekamp

Managing Director - China

Rongjie (Jeff) Li

Managing Director – South America

Carlos F. Barrera

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

Brisbane

61 7 3232-5000

jtboydau@jtboyd.com

Beijing

86 10 6500-5854

jtboydcn@jtboyd.com

Bogota

+57-3115382113

jtboydcol@jtboyd.com

www.jtboyd.com

March 7, 2025

File: 3467.008

Subject:CONSENT OF JOHN T. BOYD COMPANY

TO BE NAMED IN REGISTRATION

STATEMENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Annual Report on Form 10-K for the year ended December 31, 2024 (as may be amended, the “Annual Report”). We hereby further consent to (i) the use in the Annual Report of information relating to our Technical Report Summary (Coal Resources and Coal Reserves, Oaktown Mining Complex), dated March 2025 (the “Report”), providing an update of estimated coal reserves at the Oaktown Mining Complex as of December 31, 2024 and (ii) the incorporation by reference of the Report in the Registration Statements on Form S-3 (Nos. 333-273325 and 333-273327) and the Registration Statements on Form S-8 (Forms S-8 (Nos. 333-163431, 333-171778 and 333-261930) of Hallador Energy Company, including any amendment thereto, any related prospectus and any related prospectus supplement of such information.

Respectfully submitted,

JOHN T. BOYD COMPANY

By:

Ronald Lewis

Managing Director and COO

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